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                                                                    Exhibit 5.01

                                                   July 8, 1997

Cardinal Health, Inc.
5555 Glendon Court
Dublin, Ohio 43106

                  Subject:        Registration Statement on Form S-4 with
                  --------        respect to the registration of Common Shares,
                                  without par value ("Common Shares"), and
                                  Warrants to purchase Common Shares
                                  ("Warrants")
                                  ----------------------------------------------

Gentlemen:

                  We have acted as counsel to Cardinal Health, Inc., an Ohio corporation (the "Company"), in connection with its Registration Statement on Form S-4 (the "Registration Statement") being filed this date under the Securities Act of 1933, as amended (the "Act"), for the purpose of registering under the Act up to 704,416 Common Shares and up to 14,806 Warrants issuable in connection with the transaction contemplated by the Amended and Restated Agreement and Plan of Merger dated as of July 7, 1997 (the "Merger Agreement"), by and among the Company, Hub Merger Corp., a Delaware corporation and wholly owned subsidiary of the Company, and MediQual Systems, Inc., a Delaware corporation.

                  We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents as we have deemed necessary for the purposes of this opinion including, without limitation, the Articles of Incorporation, as amended and restated of the Company (the "Cardinal Articles"), and the Restated Code of Regulations, as amended, of the Company and the Merger Agreement.

                  Based upon the foregoing, we are of the opinion that the Common Shares and the Warrants have been duly and validly authorized and, when issued in accordance with the terms and conditions of the Merger Agreement and in the manner contemplated by the Registration Statement will be legally issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under "Legal Matters" in the Proxy Statement/Prospectus


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included in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons where consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

                                              Very truly yours,

                                              /s/ Baker & Hostetler LLP
                                              Baker & Hostetler LLP